UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 3)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 13, 2015

NVE Corporation
(Exact name of registrant as specified in its charter)

Minnesota	000-12196	41-1424202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11409 Valley View Road, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 829-9217

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This Amendment Number 3 to Form 8-K is being filed to disclose a second amendment to a Supply Agreement by and between NVE Corporation and Sonova AG.

Item 1.01 Entry into a Material Definitive Agreement

General Information
     Sonova AG (formerly known as Phonak AG) develops, manufactures, and sells hearing systems using our magnetic sensors under a Supply Agreement executed May 1, 2009 and previously amended January 12, 2011.

Description of the Terms and Conditions of the Amendment
     Effective November 13, 2015 we executed an amended agreement (the “Second Amendment”), amending our May 1, 2009 Supply Agreement by and between the company and Phonak AG (now known as Sonova AG). The Second Amendment extends the Supply Agreement term through March 31, 2020, and amends pricing provisions, defines minimum purchase requirements, and amends and adds other terms and conditions.

     The foregoing descriptions of the Supply Agreement and Amendments do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Supply Agreement filed as Exhibit 10.3 and the documents incorporated by reference as Exhibits 10.1 and 10.2 to this Current Report Amendment Number 3 to Form 8-K/A and incorporated by reference into this Item 1.01.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date November 16, 2015	NVE CORPORATION (Registrant) /s/ CURT A. REYNDERS Curt A. Reynders Chief Financial Officer

INDEX TO EXHIBITS
Exhibit #	Description

10.1	Supply Agreement by and between the company and Phonak AG (incorporated by reference to the Form 8-K filed May 6, 2009).
10.2+	Amendment to Supply Agreement by and between the company and Phonak (incorporated by reference to the Form 8-K/A filed January 12, 2011).
10.3+	Second Amendment to Supply Agreement by and between the company and Sonova AG (filed with this Current Report on Form 8-K/A).

+Confidential portions of this exhibit were deleted and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 or Rule 406.